                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of
Voz Mobile  Cloud,  Ltd.  on Form S-1 of our audit  report,  dated March 4, 2013 relating to the accompanying balance sheets as of December 31, 2012 and 2011 and the related statements of operations, stockholders' deficit, and cash flows from inception  (May 27,  1987)  through  December  31, 2012 , which  appears in such
Registration Statement.

We also consent to the reference to our Firm under the title "Interests of Named
Experts and Counsel" in the Registration Statement S-1 and this Prospectus.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
--------------------------------------------
Henderson, NV
March 25, 2013